UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2023

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-38174	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CTXR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our 2023 annual meeting of stockholders on February 7, 2023. At the meeting, stockholders elected the following seven members to our Board of Directors for a one-year term expiring at the annual meeting of stockholders to be held in 2024 and until their successors are duly elected and qualified, based on the following votes:

Nominee	For	Withheld	Broker Non-Votes
Myron Holubiak	27,833,866	1,956,427	45,937,200
Leonard Mazur	27,708,003	2,082,290	45,937,200
Suren Dutia	27,404,373	2,385,920	45,937,200
Carol Webb	27,206,268	2,584,025	45,937,200
Howard Safir	27,493,869	2,296,424	45,937,200
Dr. Eugene Holuka	27,093,439	2,696,854	45,937,200
Dennis M. McGrath	27,486,435	2,303,858	45,937,200

Next, at the meeting, our stockholders approved the Citius Pharmaceuticals, Inc. 2023 Omnibus Stock Incentive Plan. The vote for such approval was 22,065,354 shares for, 6,944,243 shares against, 780,696 shares abstaining, and 45,937,200 broker non-votes.

Finally, at the meeting, our stockholders ratified the selection of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2023. The vote for such approval was 73,110,304 shares for, 1,546,136 shares against, 1,071,053 shares abstaining, and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date:	February 7, 2023	/s/ Leonard Mazur
Leonard Mazur
Chief Executive Officer

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